Exhibit 10.1

confidential SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (the “Agreement”) is made and entered into by and between 180 Life Sciences Corp., and its past, present, or future members, managers, parents, subsidiaries, affiliates, divisions, associated entities, partners, directors, officers, employees, owners, shareholders, principals, insurers, reinsurers, agents, brokers, counselors, representatives, attorneys, and all persons acting by, through, under, or in concert with any of them, and including their respective predecessors, successors, trustees, executors, administrators, heirs, and assigns (collectively, “180 Life”) on the one hand, and AmTrust International Underwriters DAC, and its past, present, or future parents, subsidiaries, affiliates, divisions, associated entities, partners, directors, officers, employees, owners, shareholders, principals, insurers, reinsurers, agents, brokers, counselors, representatives, attorneys, and all persons acting by, through, under, or in concert with any of them, and including their respective predecessors, successors, trustees, executors, administrators, heirs, and assigns (collectively, “AmTrust”), and AmTrust Financial Services, Inc., a Delaware Corporation, a wholly-owned subsidiary of AmTrust (“AFSI”), solely for purposes of Sections 1(c) and 17(a), on the other hand. At times herein, AmTrust, AFSI, and 180 Life will be referred to as a “Party” and/or collectively as the “Parties.”

RECITALS

WHEREAS, AmTrust issued Policy No. EUC1001782 00 to KBL Merger Corp. IV (“KBL”) for Claims1 first made during the Policy Period of June 7, 2017 to June 7, 2018 (the “Policy”). The Policy Period was subsequently extended by endorsement to expire on November 9, 2020. The Policy’s Directors and Officers and Public Company Liability Coverage Element contains an each Claim and Aggregate Limit of Liability of $3,000,000, subject to a $250,000 per Securities Claim Retention. The Limit of Liability and any applicable Retention(s) are inclusive of Defense Costs.

WHEREAS, on November 6, 2020, KBL, a special purpose acquisition company then under management that included Dr. Marlene Krauss and George Hornig as officers and directors, merged with 180 Life Corp. and its associated entities (the “Merger”). Dr. Krauss and Mr. Hornig resigned from KBL as part of the Merger. The surviving entity following the Merger changed its name to 180 Life.

WHEREAS, after the Merger closed, the U.S. Securities and Exchange Commission (the “SEC”) commenced an investigation into the Merger (the “SEC Investigation”). The SEC served subpoenas (the “SEC Subpoenas”) on Dr. Krauss and Mr. Hornig as part of the SEC Investigation.

WHEREAS, on or about August 19, 2021, Dr. Marlene Krauss filed a Complaint (the “Advancement Complaint”) and commenced a legal action against 180 Life in the Chancery Court of Delaware (the “Delaware Court”) entitled Marlene Krauss, M.D. v. 180 Life Sciences Corp., Case No. 2021-0714-LWW (the “Advancement Action”), seeking in part indemnification from 180 Life in relation to the SEC Investigation.

[1]	Terms in bold are defined in the Policy.

WHEREAS, on September 1, 2021, 180 Life filed a lawsuit against Dr. Krauss, KBL Merger Sub, and KBL Healthcare Management, Inc. in the Court of Chancery of the State of Delaware, Case No. 2021-0754, alleging that Dr. Krauss and two of her alter ego companies breached fiduciary duties, made false attestations of financial statements, and engaged in other unauthorized acts that caused 180 Life to suffer millions of dollars in damages (the “180 Life Lawsuit”).

WHEREAS, in response to the 180 Life Lawsuit, Dr. Krauss asserted affirmative defenses and filed a Counterclaim and Third-Party Complaint against 180 Life.

WHEREAS, on October 6, 2021, 180 Life advised AmTrust that it had been served with the Counterclaim and Third-Party Complaint in the 180 Life Lawsuit, and tendered those matters to AmTrust for coverage under the Policy.

WHEREAS, on December 30, 2021, AmTrust denied coverage to 180 Life for the Counterclaim and Third-Party Complaint.

WHEREAS, on or about March 7, 2023, the Delaware Court in the Advancement Action granted Dr. Krauss’s Motion for Summary Judgment in part, and subsequently entered an Order requiring 180 Life to make certain advance payments to Dr. Krauss (the “Advancement Order”). Subsequent thereto, 180 Life made a series of monetary payments to Dr. Krauss and Mr. Hornig in relation to fees incurred by those individuals in relation to the SEC Investigation (collectively, the “Advancement Payments”).

WHEREAS, on April 19, 2022, 180 Life demanded that AmTrust provide coverage under the Policy to 180 Life for the Advancement Payments made to Mr. Hornig and Dr. Krauss in relation to the SEC Investigation (the “Demand”).

WHEREAS, on May 4, 2022, AmTrust denied coverage to 180 Life in relation to the Demand.

WHEREAS, on June 29, 2022, AmTrust filed a declaratory judgment action in the U.S. District Court for the Northern District of California, captioned AmTrust International Underwriters DAC v. 180 Life Sciences Corp., Case No. 5:22-cv-03844-BLF, which sought a declaration that no coverage is available to 180 Life under the Policy for the: (1) Counterclaim and Third-Party Complaint filed in the 180 Life Lawsuit; and (2) the Advancement Payments made to Mr. Hornig and Dr. Krauss in relation to the SEC Subpoenas (the “Coverage Action”).

WHEREAS, on September 20, 2022, 180 Life filed a Counterclaim against AmTrust in the Coverage Action, which sought coverage under the Policy for: (1) 180 Life’s Advancement Payments to Dr. Krauss and Mr. Hornig; and (2) the Defense Costs incurred by 180 Life in the defense of Dr. Krauss’ Counterclaim and Third-Party Complaint filed in the 180 Life Lawsuit (collectively, the “180 Life Claims”).

WHEREAS, on February 12, 2024, the District Court in the Coverage Action ordered that AmTrust advance to 180 Life under the Policy all Defense Costs in excess of the retention threshold that 180 Life has advanced, and will advance, to Dr. Krauss and Mr. Hornig in connection with the SEC Subpoenas, subject to AmTrust being entitled to reimbursement of the amounts advanced from 180 Life if the District Court subsequently found no coverage for the Advancement Payments exists under the Policy in future proceedings.

WHEREAS, AmTrust advanced a total of $2,569,206.51 to 180 Life under the Policy pursuant to the February 12, 2024 District Court Order.

WHEREAS, AmTrust and 180 Life have reached a settlement to resolve the Coverage Action.

WHEREAS, while the Parties to this Agreement agree and acknowledge that this Agreement shall not be construed as an admission by any Party of any liability, coverage, or responsibility with regard to the Policy in relation to the 180 Life Claims at issue in the Coverage Action, the Parties now wish to, and hereby do, resolve the disputes at issue between and among them with regard to the 180 Life Claims at issue in the Coverage Action, subject to the terms and conditions outlined in detail below.

NOW, THEREFORE, it is stipulated and agreed by and between the Parties, in consideration of the mutual promises exchanged herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, as follows:

1. SETTLEMENT TERMS

A. The Recitals are incorporated herein as if set forth fully herein.

B. Within twenty (20) days from the “Effective Date” (defined below in Paragraph 18) of this Agreement, 180 Life shall pay to AmTrust the total sum of $250,000.00 (the “Settlement Sum”). If the due date for payment of the Settlement Sum falls on a weekend or a legal holiday, such payment shall be deemed to be due on the first business day thereafter.

C. Within three (3) business days of the Effective Date, 180 Life shall deliver to AFSI a total of 509,707 shares (such shares, the “Subject Shares”) of 180 Life’s common stock, par value $0.0001 per share (“Common Stock”), with an agreed upon value of $575,000.00 (the “Subscription Amount”), based on the 30 trading day Volume-Weighted Average Price of the Common Stock on the Effective Date. The Subject Shares shall have standard anti-dilution protections in place, i.e., the Subject Shares shall be subject to adjustment for reverse and forward stock splits, stock dividends, and stock combinations.

D. Within ten (10) days after delivery of both the Settlement Sum and the Subject Shares to AmTrust, the respective attorneys of record for both AmTrust and 180 Life shall file a joint stipulated dismissal of the Coverage Action in its entirety with prejudice with the District Court.

2. RELEASE

A. In exchange for the mutual promises in this Agreement, including the Settlement Terms referenced in Paragraph 1 of this Agreement, 180 Life hereby RELEASES, ACQUITS, AND FOREVER DISCHARGES AmTrust, and its past, present, or future parents, subsidiaries, affiliates, divisions, associated entities, partners, directors, officers, members, employees, owners, shareholders, principals, agents, brokers, counselors, representatives, attorneys, insurers, reinsurers, and all persons acting by, through, under, or in concert with any of them, and including their respective predecessors, successors, trustees, executors, administrators, heirs, and assigns (collectively “the AmTrust Released Parties”) from all past, present, and future demands, claims, actions, causes of action, controversies, suits, liabilities, costs, expenses, attorneys’ fees, losses, judgments, settlements, promises, duties, responsibilities, agreements, covenants, damages, declaration of rights, monetary or non-monetary relief of whatever kind or nature, whether in law or in equity, known or unknown, oral or written, now existing or hereafter arising, contractual or extra-contractual, under warranty or otherwise, that 180 Life once had, now has, or may have in the future have against the AmTrust Released Parties under the Policy or any other policy issued by AmTrust to KBL and/or 180 Life arising out of or in any way relating to the following: (a) the SEC Subpoenas; (b) the SEC Investigation; (c) the 180 Life Claims; (d) the Coverage Action; (e) the Agreement; (f) all damages, costs, and/or attorney’s fees incurred or to be incurred by 180 Life in connection with the SEC Subpoenas; the SEC Investigation; the 180 Life Claims; the Coverage Action; and/or the Agreement; (g) any matter alleging, based upon, arising out of, directly or indirectly resulting from, attributable to, or in any way involving any act, failure to act, omission, misrepresentation, statement, misstatement, fact, event, transaction, occurrence, or other subject matter set forth, alleged, embraced, encompassed, or otherwise referred to in, underlying, or related to the SEC Subpoenas; the SEC Investigation; the 180 Life Claims; the Coverage Action; and/or the Agreement; and (h) AmTrust’s investigation and claims handling of the SEC Subpoenas; the SEC Investigation; the 180 Life Claims; and/or the Coverage Action under the Policy, including without limitation all claims of “bad faith,” all claims of unfair business or insurance practice under any state or federal statute, all common law claims for bad faith insurance practices or breach of the implied covenant of good faith and fair dealing, and all claims for any alleged failure to effectuate prompt, fair, and equitable settlements of claims (collectively, the “Released Matters”).

B. In exchange for the mutual promises in this Agreement, AmTrust, on its own behalf and on behalf of its past, present, or future affiliates, predecessors, successors, parents, subsidiaries, divisions, partnerships, and joint ventures, and all of the foregoing entities’ respective past, present and future associates, representatives, owners, members, managers, estates, heirs, assigns, insurers, shareholders, creditors, liquidators, administrators, executors, partners, principals, trustees, directors, officers, employees, committee members, volunteers, attorneys, and agents hereby RELEASE, ACQUIT, AND FOREVER DISCHARGE 180 Life, and its past, present, or future affiliates, predecessors, successors, parents, subsidiaries, divisions, partnerships, and joint ventures, and all of the foregoing persons and entities’ respective past, present and future associates, representatives, owners, members, managers, estates, heirs, assigns, shareholders, creditors, liquidators, administrators, executors, partners, principals, trustees, directors, officers, employees, committee members, volunteers, attorneys, agents (collectively “the 180 Life Released Parties”) from all past, present, and future demands, claims, actions, causes of action, controversies, suits, liabilities, costs, expenses, attorneys’ fees, losses, judgments, settlements, promises, duties, responsibilities, agreements, covenants, damages, declaration of rights, monetary or non-monetary relief, of whatever kind or nature, whether in law, equity, or otherwise, known or unknown, now existing or hereafter arising, arising out of or in any way relating to the Released Matters.

C. The Released Matters are and may be pleaded as a full and complete defense to, and are and may be used as the basis for an injunction against, prosecution of any demands, claims, actions, causes of action, controversies, suits, liabilities, costs, expenses, attorneys’ fees, losses, judgments, settlements, promises, duties, responsibilities, agreements, covenants, damages, declaration of rights, monetary or non-monetary relief of whatever kind or nature that seeks recovery arising directly or indirectly out of, or in any way involving or relating to, or based upon, or in connection with any of the Released Matters. The Released Matters do not preclude any Party from enforcing the terms and conditions of the Agreement.

3. GOOD FAITH AND COOPERATION

Each of the Parties agrees to cooperate in good faith to achieve the intent and spirit of this Agreement and to do all things appropriate or necessary, including, but not limited to, executing any documents or taking any reasonable actions in a timely and expeditious manner, in order to effectuate all of the terms and conditions of this Agreement.

4. WAIVER OF RIGHTS

A. The Parties expressly waive any and all rights they may have, under federal or state statute, contract, equity or otherwise, to assert unknown or unsuspected claims related to the Released Matters, including, but not limited to, all rights and benefits which they now have or may in the future have under the terms of Section 1542 of the Civil Code of the State of California or under the statute or common law of any other jurisdiction applicable hereto which has the same or similar effect as the provisions of said Section 1542, which reads in full as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH, IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

B. The Parties acknowledge that they may have sustained damages, losses, fees, costs, or expenses that are presently unknown and unsuspected, and that such damages, losses, fees, costs, or expenses they may have sustained might give rise to additional damages, losses, fees, costs, or expenses in the future. Nevertheless, the Parties acknowledge that this Agreement has been negotiated and agreed upon in light of such possible past, present, or future damages, losses, fees, costs, or expenses.

5. NO ADMISSION OF LIABILITY

Nothing in this Agreement shall be construed as an admission of liability, fault, or coverage, or the lack of coverage under the Policy or any other policy of insurance issued or subscribed to by AmTrust. AmTrust does not concede or agree that any coverage is afforded for the Released Matters.

6. LIMITATIONS OF WAIVER

Waiver of any one breach of a provision of this Agreement shall not be deemed a waiver of any breach of any other provision, or of this Agreement.

7. CONSTRUCTION

All Parties have reviewed and revised, or have had the opportunity to revise, this Agreement. The Parties agree that any uncertainty or ambiguity shall not be interpreted or construed against any Party under or by any rule of interpretation providing for interpretation against the Party who caused an uncertainty to exist or against the draftsman, and that the Agreement shall be construed as if all Parties prepared it jointly.

8. INTEGRATED AGREEMENT

This Agreement constitutes the complete expression of the terms of the release between the Parties. All prior and contemporaneous agreements, representations, and negotiations are hereby superseded. The Parties warrant and represent that no promise or representation of any kind has been expressed or implied by the Parties released herein or by anyone acting for them, except as is expressly stated in this Agreement. No amendment to or modification of this Agreement shall be effective unless it is in writing and signed by duly-authorized representatives of the Parties.

9. SETTLEMENT; ARMS-LENGTH NEGOTIATIONS

A. This Agreement represents a settlement of coverage issues and is the product of arms-length negotiations. The Parties have read this Agreement carefully and completely, have had the advice and assistance of their own independent legal counsel, and agree that this Agreement is executed solely in reliance on each Party’s own judgment, beliefs, and knowledge, and not on any representations or statements of fact or opinion made by any other Party or its agents.

B. The Parties further agree that this Agreement has been negotiated and executed in good faith and without improper influence by any person. The Parties have informed themselves of the terms of this Agreement and understand the same, and the Parties sign this Agreement as their own free act.

10. NOTICE

All notices and other communications related to this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given if so given) by hand delivery, facsimile, or email (with hard copy to be sent by overnight courier or by registered or certified mail, postage prepaid, return receipt requested) to the respective Parties hereto as follows:

A.	If to 180 Life:

David M. Loev, Esq.

The Loev Law Firm, PC

6300 West Loop South, Suite 280

Bellaire, Texas 77401

dloev@loevlaw.com

B.	If to AmTrust and/or AFSI:

David L. Koury, Esq.

BatesCarey LLP

191 North Wacker, Suite 2400

Chicago, IL 60606

dkoury@batescarey.com

Such addresses may be changed from time to time by mailing appropriate notice thereof to all Parties hereto by overnight courier or by certified or registered mail (return receipt requested).

11. CHOICE OF LAW AND UNENFORCEABLE PARTS OF AGREEMENT

This agreement shall be interpreted and governed in accordance with the laws of the State of California. In the event that any provision of this Agreement is held unenforceable or invalid, such holding shall not affect the validity or enforceability of the other provisions of this Agreement or the Agreement as a whole, but instead, the Agreement shall be construed as if it did not contain the unenforceable or invalid part.

12. COUNTERPARTS

This Agreement may be executed in multiple counterparts, each of which, when so executed and delivered, shall be deemed an original, and all of which shall constitute one Agreement. Each signature may be delivered by facsimile, PDF, or by electronic mail, which shall be treated as an original signature.

13. NO THIRD-PARTY RIGHTS

This Agreement is intended to confer rights and benefits on the Parties. Except as otherwise expressly provided herein, no person or entity other than the Parties shall have any rights under this Agreement. The Parties warrant and represent that they are the sole owners of the respective rights and claims relinquished by this Agreement and that, prior to entering into this Agreement, the Parties have not sold, transferred, or assigned any rights or obligations under the Policy.

14. NO CUSTOM, PRACTICE, OR COURSE OF DEALING

Each Party understands and agrees that the terms of this Agreement have been specifically negotiated and drafted with respect to the specific matters dealt with herein, and that in doing so each Party has made compromises from the positions which it believes itself to be legally entitled to assert, and no Party hereto shall be deemed to have established any custom, practice, or course of dealing which may be held against that Party in the future by reason of that Party’s acceptance of this Agreement or any of its terms.

15. AUTHORITY OF SIGNATORIES

Each Party and the person signing this agreement hereby warrant and represent that the person signing this Agreement is expressly authorized and empowered by the Party on whose behalf the person’s signature appears to bind that Party to each of the obligations set forth herein.

16. 180 LIFE’S REPRESENTATIONS AND WARRANTIES; REGISTRATION RIGHTS; INDEMNIFICATION

A. 180 Life represents and warrants to AmTrust that:

(i)	180 Life is unaware of any other Claims or potential Claims under the Policy other than the Released Matters that have already been noticed to AmTrust under the Policy.

(ii)	180 Life has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed by 180 Life and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of 180 Life, enforceable against 180 Life in accordance with its terms

(iii)	180 Life is an entity duly incorporated or otherwise organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(iv)	The execution, delivery and performance by 180 Life of this Agreement, the issuance and sale of the Subject Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of 180 Life’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien or other encumbrance upon any of the properties or assets of 180 Life or any subsidiary of 180 Life, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a 180 Life or a subsidiary of 180 Life debt or otherwise) or other understanding to which 180 Life or any 180 Life subsidiary is a party or by which any property or asset of 180 Life or any 180 Life subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule (including the rules of The Nasdaq Stock Market LLC (“Nasdaq”)), regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which 180 Life or a 180 Life subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of 180 Life or a 180 Life subsidiary is bound or affected.

(v)	180 Life is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person or entity in connection with the execution, delivery and performance by 180 Life of this Agreement, other than: (i) the filing with the SEC of the Resale Registration Statement (as defined below), (ii) the notice and/or application(s) to Nasdaq for the listing of the Subject Shares for trading thereon in the time and manner required thereby, and (iii) such filings as are required to be made under applicable state securities laws.

(vi)	180 Life is not required to obtain any approval of its stockholders of, or submit to a vote of its stockholders for, the issuance of the Subject Shares or 180 Life entering into this Agreement (including but not limited to, pursuant to Nasdaq Listing Rule 5635).

(vii)	The Subject Shares are duly authorized and, when issued, will be duly and validly issued, fully paid, and non-assessable, free and clear of all liens and other encumbrances.

(viii)	As of the Effective Date, trading in the Common Stock has not been suspended by the SEC or Nasdaq, and 180 Life does not anticipate that trading in the Common Stock will be suspended by the SEC or Nasdaq in the 12 months following the Effective Date.

(ix)	180 Life has filed all reports, schedules, forms, statements and other documents required to be filed by 180 Life under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 2 years preceding the Effective Date (or such shorter period as 180 Life was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), and, for the 1 year preceding the Effective Date, has filed all such SEC Reports on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, subject to amendments thereto. The financial statements of 180 Life included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of 180 Life and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended. 180 Life has not disclosed any material, non-public information (“MNPI”) to AmTrust or its agents or counsel. 180 Life has not entered into any definitive agreements for which the entry into or the existence of such agreements constitute MNPI, except as disclosed in the SEC Reports as of the Effective Date.

(x)	180 Life has not filed for, or otherwise been subject to, reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction. 180 Life has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction, or otherwise cause 180 Life to be subject to reorganization or liquidation under the bankruptcy or reorganizations laws of any jurisdiction, within 1 year from the Effective Date. All outstanding secured and unsecured Indebtedness (as defined below) of 180 Life or any subsidiary, or for which 180 Life or any subsidiary has commitments is set forth in the SEC Reports. For the purposes of this Agreement, “Indebtedness” means (A) any liabilities for borrowed money or amounts owed, (B) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in 180 Life’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (C) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth in the SEC Reports, neither 180 Life nor any subsidiary is in default with respect to any Indebtedness.

B. REGISTRATION RIGHTS.

(i)	180 Life agrees to use its commercially reasonable efforts to file with the SEC within 45 days of the Effective Date, a registration statement on Form S-1 (or, if available, Form S-3) providing for the resale of the Subject Shares by AmTrust (the “Resale Registration Statement”). 180 Life shall use commercially reasonable efforts to cause the Resale Registration Statement to become effective within 60 calendar days following the Effective Date and to keep the Resale Registration Statement effective at all times (including filing of additional Resale Registration Statements, if necessary) until the date that AmTrust no longer holds any Subject Shares, provided, however, that if 180 Life is notified by the SEC that the Resale Registration Statements will not be reviewed by the SEC then 180 Life shall cause such Registration Statement to be declared effective by SEC no later than the 3rd business day following the date on which 180 Life is so notified if such date precedes the dates otherwise required above. Notwithstanding the above, a Rule 144 legal opinion shall be provided at 180 Life’s expense, at the request of AmTrust, if needed, to allow the Subject Shares to be sold after six (6) months under Rule 144, to the extent available. In addition to, 180 Life shall pay all of its costs, fees and expenses incident to the performance of or compliance with, all matters relating to the Resale Registration Statement including but not limited to its filing, registration, effectiveness, and any necessary updates, supplements, or amendments. For the sake of clarity, 180 Life shall not be responsible for, and shall not be required to pay for or reimburse AmTrust or its legal counsel for, any expenses incurred or paid by such persons relating to the Resale Registration Statement. Notwithstanding anything to the contrary contained herein, in no event shall 180 Life be permitted to name AmTrust or any affiliate of AmTrust as an underwriter without the prior written consent of AmTrust.

(ii)	If 180 Life fails to (A) file the Resale Registration Statement within the time specified in subsection (i), (B) cause such Registration Statement to become effective within 105 days of the Effective Date, or (C) maintain the effectiveness of the Resale Registration Statement as provided in subsection (i) (each, a “Registration Statement Failure Event”), then, in addition to any other rights AmTrust may have hereunder or under applicable law, on each such Registration Statement Failure Event and on each monthly anniversary of each such Registration Statement Failure Event (if the applicable Registration Statement Failure Event shall not have been cured by such date) until the applicable Registration Statement Failure Event is cured, 180 Life shall pay to AmTrust an amount in cash, as liquidated damages and not as a penalty, equal to the product of 3.0% multiplied by the aggregate Subscription Amount paid by AmTrust pursuant to this Agreement with respect to Subject Shares held by AmTrust and its affiliates on the date of the Registration Statement Failure Event or monthly anniversary, as applicable. The parties agree that the maximum aggregate liquidated damages payable under this Agreement pursuant to this Section 16.B.(ii) with respect to all Registration Statement Failure Event shall be 33.0% of the Subscription Amount. The liquidated damages described in this Section 16.B.(ii) shall be the sole damages payable to AmTrust due to the occurrence of a Registration Statement Failure Event pursuant to this Section 16.B.(ii), but shall not preclude any damages or other relief from 180 Life’s breach of any other Section of this Agreement including Section 16.B.(i).

(iii)	Not less than 3 business days prior to the filing of the Resale Registration Statement and not less than 2 business days prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), except for the final prospectus, which date shall be 1 business day prior to filing, 180 Life shall furnish to AmTrust copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of AmTrust.

(iv)	Upon receipt of written notice from 180 Life that the Resale Registration Statement or Prospectus contains a Misstatement (defined below) or that the Resale Registration Statement or Prospectus can no longer be relied upon or used, AmTrust agrees to discontinue disposition of the Subject Shares under the Registration Statement and Prospectus until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that 180 Life hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by 180 Life that the use of the Prospectus may be resumed, provided, however, that such suspension shall be for the shortest period of time possible for 180 Life to correct the Misstatement and in no event may 180 Life suspend use of the Registration Statement or Prospectus for more than 15 days in any 12-month period. “Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in the Resale Registration Statement or Prospectus, or necessary to make the statements in the Resale Registration Statement or Prospectus (in the light of the circumstances under which they were made) not misleading.

(v)	Within 3 business days of the earlier of the Resale Registration Statement being declared effective by the SEC (the “Legend Removal Deadline”) or the Subject Shares being freely tradeable pursuant to Rule 144 under the Securities Act, 180 Life shall cause the Subject Shares Legend to be removed from all the Subject Shares and shall work with 180 Life’s transfer agent to ensure the same. All costs related to the removal of the Subject Shares Legend shall be paid by 180 Life.

(vi)	180 Life shall use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of the Resale Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Subject Shares for sale in any jurisdiction, at the earliest practicable moment. 180 Life shall file any and all necessary “blue sky” filings to obtain registration or exemption, as applicable, of the Subject Shares in all relevant jurisdictions at all times, with all costs thereto related to be borne solely 180 Life.

C. 180 Life agrees to indemnify and hold harmless AmTrust in the event that any individual or entity who is not a Party to the Agreement objects to and/or contests the Agreement’s terms and conditions, including with respect to 180 Life’s payment of the Settlement Sum and/or 180 Life’s issuance of the Subject Shares to AmTrust.

17. AMTRUST’S REPRESENTATIONS AND WARRANTIES

A. AmTrust and/or AFSI, as identified below, confirms and acknowledges to 180 Life that:

(i)	AmTrust and AFSI have the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed by AmTrust and AFSI, and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of AmTrust and AFSI, enforceable against AmTrust and AFSI in accordance with its terms.

(ii)	AmTrust and AFSI are entities duly incorporated or otherwise organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use their properties and assets and to carry on their business as currently conducted.

(iii)	The execution, delivery and performance by AmTrust and AFSI of this Agreement and the consummation by them of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of AmTrust’s and AFSI’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under any agreement or understanding to which AmTrust and AFSI are a party, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which AmTrust and AFSI are subject.

(iv)	AFSI will be acquiring the Subject Shares, for its own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”), in a manner which would require registration under the Securities Act or any state securities laws, except pursuant to the Resale Registration Statement or as otherwise registered or exempted from registration. AFSI can bear the economic risk of investment in the Subject Shares, has knowledge and experience in financial business matters, is capable of managing the risk of investment in the Subject Shares and is an “accredited investor” as defined in Regulation D under the Securities Act. AFSI recognizes that the Subject Shares have not been registered under the Securities Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Subject Shares is registered under the Securities Act or unless an exemption from registration is available. AFSI has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Subject Shares for its particular tax and financial situation and its respective advisers, if such advisors were deemed necessary, have determined that the Subject Shares are a suitable investment for it. AFSI has not been offered the Subject Shares by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to AFSI’s knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising. AFSI has had an opportunity to ask questions of and receive satisfactory answers from 180 Life, or persons acting on behalf of 180 Life, concerning the terms and conditions of the Subject Shares and 180 Life, and all such questions have been answered to the full satisfaction of AFSI. Neither 180 Life, nor any other party, has supplied AFSI any information regarding the Subject Shares or an investment in the Subject Shares other than as contained in this Agreement, and AFSI is relying on its own investigation and evaluation of 180 Life and the Securities and not on any other information.

(v)	AFSI acknowledges that it is a sophisticated investor capable of assessing and assuming investment risks with respect to securities, including securities such as the Subject Shares, and further acknowledges that 180 Life is entering into this Agreement with AmTrust and AFSI in reliance on this acknowledgment and with AmTrust’s and AFSI’s understanding, acknowledgment and agreement that 180 Life may be privy to MNPI regarding 180 Life, which MNPI may be material to a reasonable investor, such as AmTrust and AFSI, when making investment disposition decisions, including the decision to enter into this Agreement, and AmTrust’s and AFSI’s decision to enter into the Agreement is being made with full recognition and acknowledgment that 180 Life may be privy to MNPI.

(vi)	AFSI understands and agrees that a legend (the “Subject Shares Legend”) has been or will be placed on any certificate(s) or other document(s) evidencing the Subject Shares in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS.”

(vii)	AFSI will be responsible for complying with the applicable provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as and if applicable to AFSI in connection with resales of the Subject Shares under the Resale Registration Statement and prospectus included therein (the “Prospectus”). AFSI agrees not to sell any of the Subject Shares pursuant to a Prospectus or Resale Registration Statement unless they are sold in compliance with the plan of distribution set forth therein. AFSI agrees to comply with the prospectus delivery requirements of the Securities Act and Exchange Act in connection with the sale of the Subject Shares under the Prospectus and Resale Registration Statement.

(viii)	AFSI agrees, if reasonably requested in writing, to represent to 180 Life the total number of shares of common stock beneficially owned by AFSI, the person or persons with voting and dispositive control over AFSI, and such other information as may be reasonably requested by 180 Life or its counsel, in order for 180 Life to make required disclosures in the Resale Registration Statement.

18. EFFECTIVE DATE

This Agreement shall be effective up execution of this Agreement by all Parties, which date shall be known as the “Effective Date” of the Agreement.

IN WITNESS WHEREOF, the Parties have signed this Agreement by their respective authorized officers, representatives, or counsel.

Dated: 4/4/2025	180 Life Sciences Corp.

	By:	/s/ Blair Jordan

	Its:	Chief Executive Officer

Dated: 4/5/2025	AmTrust International Underwriters DAC

	By:	/s/ Ariel Gorelik

	Its:	COO

AmTrust Financial Services, Inc.

Dated: 4/5/2025	By:	/s/ Ariel Gorelik

	Its:	COO